EXHIBIT 10.24

                                                                P.O. Box 460427
                                                   San Francisco, CA 94146-0427
                                                            Tel: (800) 233-2694
                                                            Fax: (415) 970-8053

Beacon Wine Company, Inc.
Importers of Spain's Most Marketable Wines

August 7, 2000

         Letter of Appointment

As the exclusive importer and authorized agent for the United States we hereby appoint:

R&R (Bordeaux) Imports, Inc.
2951 Simms St.
Hollywood, FL 33020-1510 USA

As our exclusive agent for the state of Florida, to import, market and sell the following wines:

Castillo de Almansa  Reserva (red wine)
Oristan  Reserva (red wine)
Gran Oristan
Gran Reserva (red wine) Monte Pinadillo Crianza (red wine) Xenius Brut cava (sparkling wine) Montesol Rueda Superior (white wine) Vegaval Plata Reserva (red wine) Vegaval Plata Gran Reserva (red wine) Roquero Tinto (red wine) Roquero Reserva (red wine)

Beacon Wine Company, Inc. agrees to register these brands and renew annually if requested by the state or R&R (Bordeaux) Imports, Inc. R&R (Bordeaux) Imports, Inc. may appoint sub distributors for the purposes of distribution and delivery. This agreement is valid from the date of the first order and for three (3) years based on minimum purchased quantities of 2000 cases during the first year, 3000 cases during the second year and 4000 cases during the third year. This agreement may be extended beyond the third year upon written agreement by both parties.

For the purpose of expedience a faxed copy shall serve as an original. Upon receipt of a fully executed faxed copy, the parties hereby agree to follow up with two (2) fully executed original copies with one (1) copy being retained by each party.



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In the event the parties do not agree or can not agree, this Agreement is deemed to be governed by the laws of the State of Florida and deemed to be executed in Broward County, FL. In the event of a dispute arising from this Agreement venue is hereby granted to the Broward County Court System.

This agreement is the entire agreement of the parties with respect to the subject matter described in this agreement and all oral and written prior negotiations and agreements and any conflicting prior course of dealing or trade usage are superseded hereby. The parties hereto agree that no representations have been made or relied upon, except as specifically stated in this agreement. Only written correspondence signed by both parties may modify this agreement.

In witness whereof, and intending to be legally bound hereby, Distributor and Importer have each caused this agreement to be delivered and executed by their proper and duly authorized officers on this 7th day of August 2000.

Importer and Exclusive agent:


-------------------------
Robert Heymann, President                                     Date:


Distributor:

R&R (Bordeaux) Imports, Inc.


------------------------------
Robert Walker - Managing Director                             Date: